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Exhibit 16(a)(1)(ii)


                        AUTHORIZATION CARD FOR HOLDERS OF
                          COMMON STOCK OF UWINK, INC.


The number of shares you own is shown on the upper right-hand corner of the address label. To avoid backup withholding please also complete and return the attached Substitute Form W-9. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

I, the undersigned, agree to the terms and conditions described in the Offer to Purchase for Cash from uWink, Inc. dated December 5, 2008 and authorize the sale of my shares as indicated. I hereby remove all stops previously placed on my certificate(s) and acknowledge that I own less than 100 shares of uWink, Inc. common stock.

           I agree to SELL ALL MY SHARES
 --------

Please return this Authorization Card and your stock certificate(s) along with the completed Substitute Form W-9 to in the enclosed envelope to:

                   Continental Stock Transfer & Trust Company
                           17 Battery Place, 8th Floor
                               New York, NY 10004


SIGN
       -----------------------------         -----------------------------------
            SIGNATURE OF OWNER               SIGNATURE OF CO-OWNER, IF ANY


Shareholder Name:
                 ---------------------------------------------

Account Number:
               -----------------------------------------------

Day Time Phone Number:
                      ----------------------------------------





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         STATEMENT/AFFIDAVIT FOR LOST STOCK CERTIFICATES OF uWink, Inc.

By signing the front of this Authorization Card, I agree to the following: I am the lawful owner of the shares described on the front of this card. My missing certificate(s) has not been endorsed, cash, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it (them) and I hereby agree to surrender the certificate(s) for cancellation should I at any time find them. I make this Statement/Affidavit for the purpose of cancellation or inducing the liquidation of the certificate(s) without surrender of the certificate(s), and the sale of the shares represented thereby. I hereby agree, for myself, my heirs, assigns and personal representatives, that in consideration of the sale of the shares represented by the certificate(s) to completely indemnify, protect and hold harmless uWink, Inc., Continental Stock Transfer & Trust Company, and any other party to the transaction (the "Obligees"), from and against all losses, costs and damages, including court costs and attorney's fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees, and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. uWink, Inc. will pay all fees for the replacement of any lost common stock in consideration of replacing any missing shares.

                       PLEASE SIGN THE FRONT OF THIS CARD




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                               TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
                                              (SEE INSTRUCTION 6)

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                              PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
-------------------------------------------------------------------------------------------------------------
                                Name:

                                Address:



SUBSTITUTE                      -----------------------------------------------------------------------------
FORM W-9                        Check appropriate box:

                                Individual/Sole Proprietor [ ]   Corporation     [ ]
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE        Partnership                [ ]   Other (specify) [ ]   Exempt from
                                                                                       Backup Withholding
REQUEST FOR TAXPAYER            -----------------------------------------------------------------------------
IDENTIFICATION NUMBER (TIN)     PART I. Please provide your taxpayer       SSN: _______________________
AND CERTIFICATION               identification number in the space at      OR
                                right. If awaiting TIN, write "Applied     EIN:  ______________________
                                For" in space at right and complete the
                                Certificate of Awaiting Taxpayer
                                Identification Number below.
                                -----------------------------------------------------------------------------
                                PART II. For Payees exempt from backup withholding, see the enclosed
                                "Guidelines for Certification of Taxpayer Identification Number on
                                Substitute Form W-9" and complete as instructed therein.
                                -----------------------------------------------------------------------------
                                PART III.  CERTIFICATION

                                Under penalties of perjury, I certify that:

                                (1)   The number shown on this form is my correct Taxpayer Identification
                                      Number (or, as indicated, I am waiting for a number to be issued to me):

                                (2)   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that
                                      I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

                                (3)   I am a U.S. person (including a U.S. resident alien).

                                CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                Signature:                                      Date:                     ,
                                          ----------------------------------          --------------------
                                200
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 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9
-------------------------------------------------------------------------------------------------------------
                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature:                                                                              Date:
           ---------------------------------------------------------------------              ---------------

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